Exhibit 99.1

Press Release

Silver State Bancorp Announces Earnings Release Date and Conference Call

HENDERSON, Nev., July 19, 2007 (BUSINESS WIRE) — Silver State Bancorp (NASDAQ:SSBX) announced today the Company plans to release its second quarter 2007 financial results after the market closes on Wednesday, July 25, 2007. President and Chief Executive Officer Corey L. Johnson and Chief Operating and Financial Officer Michael Threet will host a conference call at 1:00 PM Eastern Time on Thursday, July 26, 2007 to discuss the Company’s performance.

Participants may access the call by dialing 866-277-1182 (International dial 617-597-5359) using the pass code 72592959. The call will be recorded and made available for replay after 3:00 PM Eastern Time on July 26, 2007 until 11:59 PM Eastern Time on August 2, 2007 by dialing 888-286-8010 (International dial 617-801-6888) using the pass code 95308586. A replay will also be available via web broadcast at www.silverstatebancorp.com

About Silver State Bancorp

Silver State Bancorp, through its wholly-owned subsidiaries, Silver State Bank and Choice Bank, operates ten full service branches in southern Nevada and two full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE: Silver State Bancorp

Silver State Bancorp

Corey L. Johnson, 702-433-8300

Michael J. Threet, 702-433-8300

or

Mass Media

Paula Yakubik, 702-433-4331 (Media and Public Relations)